UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 31, 2005

Date of Report (date of earliest event reported)

INTRAWARE, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-25249	68-0389976
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

25 Orinda Way

Orinda, California 94563

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (925) 253-4500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

                In connection with the appointment of Richard J. Northing as our Chief Operating Officer, as described in Item 5.02 below, Intraware entered into agreements with Dr. Northing on March 30, 2005, for the following.

•                  Salary:  Dr. Northing will receive an annual salary of $200,000.

•                  Employee Retention Bonus.  Dr. Northing will receive an employee retention bonus of $10,000 in April 2005.

•                  Customer Retention Bonus.  Dr. Northing will receive a customer retention bonus of $10,000 after the close of our 2006 fiscal year, if we achieve certain metrics related to our retention of contract value for customers that subscribed to our services as of February 28, 2005.

•                  Termination Without Cause:  If Dr. Northing’s employment as Chief Operating Officer of Intraware is involuntarily terminated without cause, he will receive:

•                  a severance payment equal to 50% of his annual salary, 50% of his annualized commissions based on commissions paid to him for the prior six months, and 50% of any annual target bonus; and

•                  accelerated vesting of his outstanding stock options to the extent of the options that would otherwise have vested by December 31 of the year following the year of termination.

The definitions of “involuntary termination” and “cause” are the same as in the Change of Control Severance Agreement dated May 5, 2004, between Intraware and Dr. Northing, which is in our standard form of Change of Control Severance Agreement attached to our Quarterly Report on Form 10-Q for the quarter ended May 31, 2001, filed with the SEC on July 13, 2001.  Dr. Northing will not receive the above benefits if he becomes eligible for benefits under the Change of Control Severance Agreement between him and Intraware.

•                  Termination Without Cause Following a Change of Control:  Intraware and Dr. Northing amended the Change of Control Severance Agreement between us dated May 5, 2004, to provide for full vesting of all of Dr. Northing’s outstanding stock options immediately upon any termination of his employment without cause within one year after a change of control of Intraware or the announcement of such a change in control.   The agreement also provides that, in the event of such a termination, he will receive:

•                  a cash payment equal to 50% of his annual salary plus a pro rata portion of any annual target bonus; and

•                  100% of his health, dental and life insurance, including benefits paid to any dependents, through the earlier of six months from the date of his termination or the date he first becomes covered by another employer’s group health, dental or life insurance plans providing comparable benefits and coverage.

Section 2 — Financial Information

Item 2.02 Results of Operations and Financial Condition

On March 31, 2005, we issued a press release announcing results for the fiscal quarter and year ended February 28, 2005.  A copy of the press release is attached as Exhibit 99.1 to this report.  This Item 2.02 of this Form 8-K, and the attached exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as

amended, and are not incorporated by reference into any filing of Intraware, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 29, 2005, our Board of Directors promoted Richard J. Northing from Senior Vice President of Technology and Operations to Chief Operating Officer.  In this role, Dr. Northing will be responsible for all of the company’s sales, product development, customer support, professional services and information technology operations.

Dr. Northing joined us as Project Manager in May 1999. He became Director of Project Management in October 1999, Senior Director of Project Management in May 2000, Vice President of Technology and Operations in March 2001, and Senior Vice President of Technology and Operations in February 2005.  Prior to joining Intraware, he held senior consulting positions at Accenture and at Electronic Data Systems Corporation. Dr. Northing holds a B.Sc. from the University of Liverpool, U.K., and a D.Phil from Oxford University, U.K.

The material terms of all employment agreements between Intraware and Dr. Northing are described in Item 1.01 above.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

     (c)      Exhibits

99.1        Press Release dated March 31, 2005

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Intraware, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2005	INTRAWARE, INC.
/s/ John J. Moss
John J. Moss
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Exhibit Title
99.1	Press release dated March 31, 2005.